UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 22, 2010
Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place
Chanhassen, Minnesota	55317

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders held on April 22, 2010, the shareholders voted on the following:
1. Proposal to elect a board of directors of eight directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Bahram Akradi	31,972,123	995,658	3,518,391
Giles H. Bateman	32,815,718	152,063	3,518,391
Jack W. Eugster	32,783,745	184,036	3,518,391
Guy C. Jackson	31,035,547	1,932,234	3,518,391
John K. Lloyd	32,815,835	151,946	3,518,391
Martha A. Morfitt	37,702,366	265,415	3,518,391
John B. Richards	32,815,885	151,896	3,518,391
Joseph S. Vassalluzzo	32,814,486	153,295	3,518,391
2. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The proposal passed on a vote of 35,325,138 in favor, 1,155,052 against, 5,982 abstentions and no broker non-votes.
As of the close of business on the record date for the meeting, which was February 26, 2010, there were 41,411,934 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: April 26, 2010	By	/s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

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